Exhibit 99.1

PROTECTION ONE ANNOUNCES NEW STOCK SYMBOL

TOPEKA, Kan., December 3, 2003 – Protection One, Inc. announced today that it expects its common stock to be quoted on the OTC Bulletin Board under the stock symbol “POIX” beginning Thursday, December 4, 2003.

Protection One, one of the leading commercial and residential security service providers in the United States, provides monitoring and related security services to more than one million residential and commercial customers in North America and is a leading security provider to the multifamily housing market through Network Multifamily.  For more information about Protection One, visit www.ProtectionOne.com.

Forward-looking Statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words or phrases, such as “we believe”, “we anticipate,” “we expect” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning customer retention, revenue stabilization and stabilization of our customer account base. Our actual results may differ materially from those discussed here. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the quarterly report on Form 10-Q for the quarter ended September 30, 2003, and current reports on Form 8-K for further discussion of factors affecting the Company’s performance.  Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release.

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